Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO

Arthur R. Zunker, Jr.
Senior Vice President & CFO

News For Immediate Release
EAGLE MATERIALS INC. REPORTS
RECORD THIRD QUARTER RESULTS
RECORD THIRD QUARTER DILUTED EPS (UP 14%) AND
RECORD THIRD QUARTER NET EARNINGS (UP 5%)
     (Dallas, TX January 31, 2007): Eagle Materials Inc. (NYSE: EXP) today reported financial results for the third quarter of fiscal 2007 ended December 31, 2006 and issued guidance for the fourth quarter of its fiscal year 2007. Eagle produces and distributes Gypsum Wallboard, Cement, Recycled Paperboard and Concrete and Aggregates. The following are highlights of our third quarter results:
•	HIGHEST THIRD QUARTER OPERATING EARNINGS IN OUR HISTORY
•	HIGHEST THIRD QUARTER WALLBOARD OPERATING EARNINGS IN OUR HISTORY
•	RECORD HIGH THIRD QUARTER SALES VOLUME IN CEMENT — 779 THOUSAND TONS
•	HIGHEST QUARTERLY CEMENT AVERAGE NET SALES PRICE IN OUR HISTORY — INCREASED $11 PER TON FROM LAST YEAR’S THIRD QUARTER
•	MODERNIZATION AND STARTUP OF ILLINOIS CEMENT COMPLETE
     For the quarter ended December 31, 2006, revenues and net earnings were $214.2 million and $40.9 million, respectively. Revenues increased 1% over the prior year third quarter and net earnings increased 5% over the same period. Diluted earnings per share for the third quarter of fiscal 2007 were $0.83 compared with $0.73 in the same period a year ago, a 14% increase.
     The Company expects to report net earnings ranging from $0.55 to $0.65 per diluted share for the fourth quarter of fiscal 2007 ending March 31, 2007.
     Eagle remains well positioned to adapt to changing industry conditions because of our low-cost, balanced mix of construction products (Cement/Concrete/Aggregates) and building materials (Gypsum Wallboard/Paperboard) combined with our geographical focus in the Sunbelt regions of the U.S. While total U.S. construction spending remains strong, the severe slowdown in residential construction continues to negatively impact sales prices and volumes in the wallboard industry. The Gypsum Association reported approximately 35.0 billion square feet of wallboard was shipped by U.S. manufacturers during calendar 2006, a 3% decrease over the prior year, while industry shipments for the quarter ended December 31, 2006 were down 16% to approximately 7.6 billion square feet compared to the same period a year ago. For calendar 2007, we expect wallboard industry capacity utilization to continue to decline and average utilization to range between 80% and 85%.

     National demand for cement remains at a record high level with imports of approximately 30% required to meet U.S. construction industry demand. Demand in all four of Eagle Materials’ cement markets remains at high levels. High cost imports and high levels of U.S. cement demand continue to put upward pressure on cement pricing. Our third quarter pricing was the highest in Eagle’s history. While pricing remains strong, poor weather in certain of our markets has delayed previously announced cement price increases.
GYPSUM WALLBOARD
     Gypsum Wallboard revenues for the third quarter totaled $114.4 million, a 7% decrease compared to the $122.5 million for the same quarter a year ago primarily due to a 16% decline in wallboard sales volume compared to the prior year’s third quarter. Gypsum Wallboard’s third quarter operating earnings were $41.6 million, up 7% from the $38.9 million for the same quarter last year. The earnings gain for the quarter resulted primarily from higher sales prices and lower natural gas prices offset by lower sales volumes and increased maintenance expenditures. The average net sales price for this fiscal year’s third quarter was $159.73 per MSF, 11% greater than the $143.98 per MSF for the same quarter last year.
CEMENT
     Operating earnings from Cement decreased 17% to $16.6 million for the third quarter this year from $20.1 million for the same quarter last year. This quarter’s Cement operating earnings were negatively impacted by approximately $8.5 million related to the shutdown required to tie in the new equipment at our Illinois Cement plant. The startup of our modernized Illinois Cement facility occurred in late December 2006, and it is now fully operational. Cement revenues, including joint venture and intersegment revenues, for the third quarter totaled $77.7 million, 17% greater than the $66.5 million for the same quarter a year ago. Cement sales volume for the third quarter totaled 779,000 tons, 5% above the 746,000 tons for the same quarter last year. To meet these strong market requirements, Eagle supplemented approximately 31% of its cement sales volume with lower margin purchased cement. The average net sales price for this fiscal year’s third quarter was $93.81 per ton, 13% greater than the $83.24 per ton for the same quarter last year.
PAPERBOARD
     Eagle’s Paperboard operation reported third quarter revenues, including sales to Eagle’s Wallboard operations, of $29.9 million which was 5% less than last year’s third quarter. Paperboard operating earnings of $5.0 million for the third quarter this year were up 19% from last year’s third quarter operating earnings due primarily to lower natural gas costs partially offset by lower sales volumes and sales prices. For this year’s third quarter, Paperboard sales volume was 65,000 tons, down 3% from last year’s third quarter. This year’s third quarter average net sales price of $455.82 per ton was 2% below last year’s third quarter average net sales price of $462.95 per ton.
CONCRETE AND AGGREGATES
     Revenues from Concrete and Aggregates were $24.7 million for this year’s third quarter, 13% greater than the $21.9 million for the third quarter a year ago. Concrete and Aggregates reported a $4.3 million operating profit for this year’s third quarter, up 227% from the $1.3 million operating profit for the same quarter last year, due to increased pricing in both of our markets and increased concrete volumes.
     Concrete sales volume increased 5% for the third quarter this year to 221,000 cubic yards from 210,000 cubic yards for the same quarter last year. Our Concrete quarterly average net sales price of $73.34 per cubic yard for the third quarter of fiscal 2007 was a record and was 14% higher than the $64.32 per cubic yard for the third quarter a year ago. Our Aggregates operation reported sales volume of 1.2 million tons for the current quarter, 14% less than the 1.4 million tons reported in the third quarter last year. The decline in Aggregates sales volume was primarily related to our Northern California aggregates operation. Our Aggregates quarterly average net sales price was a record high $6.97 during the third quarter and was 18% above last year’s third quarter Aggregates average net sales price.
DETAILS OF FINANCIAL RESULTS
     We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.
     In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment revenues are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

     EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, February 1, 2006. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.
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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including natural gas) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.
For additional information, contact at 214/432-2000.

Steven R. Rowley
President and Chief Executive Officer
Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer
(1) Summary of Consolidated Earnings
(2) Revenues and Earnings by Lines of Business (Quarter)
(3) Revenues and Earnings by Lines of Business (Nine Months)
(4) Sales Volume, Net Sales Prices and Intersegment and Cement Revenues
(5) Consolidated Balance Sheets

Eagle Materials Inc.
Attachment 1
Eagle Materials Inc.
Summary of Consolidated Earnings
(dollars in thousands, except per share data)
(unaudited)

	Quarter Ended December 31,
	2006	2005	Change
Revenues	$214,179	$211,515	1%
Earnings Before Income Taxes	$61,351	$58,866	4%
Net Earnings	$40,917	$38,987	5%
Earnings Per Share:
- Basic	$0.85	$0.74	15%
- Diluted	$0.83	$0.73	14%
Average Shares Outstanding:
- Basic	48,354,882	52,556,763	-8%
- Diluted	49,011,353	53,238,468	-8%

	Nine Months Ended December 31,
	2006	2005	Change
Revenues	$730,621	$638,098	15%
Earnings Before Income Taxes	$250,299	$174,777	43%
Net Earnings	$166,104	$117,217	42%
Earnings Per Share:
- Basic	$3.36	$2.20	53%
- Diluted	$3.31	$2.17	53%
Average Shares Outstanding:
- Basic	49,415,067	53,369,853	-7%
- Diluted	50,117,681	54,068,484	-7%

Eagle Materials Inc.
Attachment 2
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended December 31,
	2006	2005	Change
Revenues*

Gypsum Wallboard	$114,411	$122,450	-7%
	54%	58%
Cement (Wholly Owned)	56,408	50,311	12%
	26%	24%
Paperboard	18,632	17,156	9%
	9%	8%
Concrete & Aggregates	24,245	21,598	12%
	11%	10%
Other, net	483	—	483%
	0%	0%

Total	$214,179	$211,515	1%
	100%	100%

Operating Earnings

Gypsum Wallboard	$41,577	$38,856	7%
	62%	61%
Cement:
Wholly Owned	9,048	14,005	-35%
Joint Venture	7,596	6,052	26%

	16,644	20,057	-17%
	24%	31%
Paperboard	4,990	4,195	19%
	7%	7%
Concrete & Aggregates	4,320	1,321	227%
	6%	2%
Other, net	483	(348)	239%
	1%	-1%

Total Operating Earnings	68,014	64,081	6%
	100%	100%

Corporate General Expenses	(5,622)	(3,835)
Interest Expense, net	(1,041)	(1,380)

Earnings Before Income Taxes	$61,351	$58,866	4%

*Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.
Attachment 3
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Nine Months Ended December 31,
	2006	2005	Change
Revenues*

Gypsum Wallboard	$399,685	$344,394	16%
	55%	54%
Cement (Wholly Owned)	194,793	168,105	16%
	27%	26%
Paperboard	56,948	55,153	3%
	8%	9%
Concrete & Aggregates	75,433	68,167	11%
	10%	11%
Other, net	3,762	2,279	65%
	0%	0%

Total	$730,621	$638,098	15%
	100%	100%

Operating Earnings

Gypsum Wallboard	$164,370	$103,782	58%
	61%	55%

Cement:
Wholly Owned	48,974	40,266	22%
Joint Venture	24,594	18,461	33%

	73,568	58,727	25%
	28%	31%
Paperboard	14,447	17,447	-17%
	5%	9%
Concrete & Aggregates	13,106	7,999	64%
	5%	4%
Other, net	3,762	1,932	95%
	1%	1%

Total Operating Earnings	269,253	189,887	42%
	100%	100%

Corporate General Expenses	(15,034)	(10,900)
Interest Expense, net	(3,920)	(4,210)

Earnings Before Income Taxes	$250,299	$174,777	43%

*Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.
Attachment 4
Eagle Materials Inc.
Sales Volume, Net Sales Prices and Intersegment and Cement Revenues
(unaudited)

	Sales Volume
	Quarter Ended			Nine Months Ended
	December 31,			December 31,
	2006	2005	Change	2006	2005	Change

Gypsum Wallboard (MMSF’s)	590	699	-16%	1,982	2,108	-6%

Cement (M Tons):
Wholly Owned	572	556	3%	1,994	1,908	5%
Joint Venture	207	190	9%	619	623	-1%

	779	746	5%	2,613	2,531	3%

Paperboard (M Tons):
Internal	22	28	-22%	80	86	-7%
External	43	39	10%	132	123	7%

	65	67	-3%	212	209	2%

Concrete (M Cubic Yards)	221	210	5%	692	683	1%

Aggregates (M Tons)	1,201	1,396	-14%	3,969	4,584	-14%

	Average Net Sales Price*
	Quarter Ended			Nine Months Ended
	December 31,			December 31,
	2006	2005	Change	2006	2005	Change
Gypsum Wallboard (MSF)	$159.73	$143.98	11%	$168.03	$131.85	28%
Cement (Ton)	$93.81	$83.24	13%	$92.45	$81.34	14%
Paperboard (Ton)	$455.82	$462.95	-2%	$450.70	$463.93	-3%
Concrete (Cubic Yard)	$73.34	$64.32	14%	$70.95	$61.32	16%
Aggregates (Ton)	$6.97	$5.91	18%	$6.84	$5.83	17%
*Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Intersegment Revenues:
Cement	$2,654	$1,345	$7,491	$4,622
Paperboard	11,281	14,322	40,664	43,722
Concrete and Aggregates	467	306	1,226	1,164

	$14,402	$15,973	$49,381	$49,508

Cement Revenues:
Wholly Owned	$56,408	$50,311	$194,793	$168,105
Joint Venture	18,676	14,893	55,756	47,719

	$75,084	$65,204	$250,549	$215,824

Eagle Materials Inc.
Attachment 5
Eagle Materials Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31,		March 31,
	2006	2005	2006*
ASSETS
Current Assets —
Cash and Cash Equivalents	$61,797	$60,174	$54,766
Accounts and Notes Receivable, net	69,363	80,231	94,061
Inventories	66,663	67,111	67,799

Total Current Assets	197,823	207,516	216,626

Property, Plant and Equipment —	954,411	837,423	856,227
Less: Accumulated Depreciation	(325,436)	(290,902)	(298,665)

Property, Plant and Equipment, net	628,975	546,521	557,562
Investment in Joint Venture	42,692	25,642	27,847
Notes Receivable	8,565	—	—
Goodwill	67,377	68,013	67,854
Other Assets	18,503	15,992	19,027

	$963,935	$863,684	$888,916

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities —
Accounts Payable	$51,846	$58,377	$51,562
Accrued Liabilities	59,365	56,396	53,137

Total Current Liabilities	111,211	114,773	104,699
Long-term Debt	200,000	200,000	200,000
Deferred Income Taxes	115,442	115,828	119,479
Stockholders’ Equity —
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 48,316,090, 50,396,010 and 50,318,797 Shares, respectively.	483	504	503
Accumulated Other Comprehensive Losses	(1,404)	(1,842)	(1,404)
Retained Earnings	538,203	434,421	465,639

Total Stockholders’ Equity	537,282	433,083	464,738

	$963,935	$863,684	$888,916

*From audited financial statements.